SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.  )

Filed by the Registrant [  ]

Filed by a Party Other than the Registrant [x]

Check the Appropriate Box:

[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[X] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

PIMCO MUNICIPAL INCOME FUND
PIMCO CALIFORNIA MUNICIPAL INCOME FUND
PIMCO NEW YORK MUNICIPAL INCOME FUND
PIMCO MUNICIPAL INCOME FUND II
PIMCO CALIFORNIA MUNICIPAL INCOME FUND II
PIMCO NEW YORK MUNICIPAL INCOME FUND II
PIMCO MUNICIPAL INCOME FUND III
PIMCO CALIFORNIA MUNICIPAL INCOME FUND III
(Name of registrant as specified in its charter)

DRYDEN CAPITAL FUND, LP
DRYDEN CAPITAL, LLC
DRYDEN CAPITAL GP, LLC
T. MATTHEW BUFFINGTON
MATTHEW C. LEAVITT
 (Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the Appropriate Box):

[X] No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

[  ] Fee paid previously with preliminary materials:
[
] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement no.:
(3) Filing Party:
(4) Date Filed:

Dryden Capital Fund, LP, together with the other participants named herein (collectively, “Dryden”), has filed with the Securities and Exchange Commission a definitive proxy statement and an accompanying GOLD proxy card to be used to solicit votes for the election of its director nominee at the upcoming 2018 annual meeting of shareholders of PIMCO Municipal Income Fund (“PMF”); PIMCO Municipal Income Fund II (“PML”); PIMCO Municipal Income Fund III (“PMX”); PIMCO New York Municipal Income Fund (“PNF”); PIMCO New York Municipal Income Fund II (“PNI”); PIMCO California Municipal Income Fund (“PCQ”); PIMCO California Municipal Income Fund II (“PCK”); and PIMCO California Municipal Income Fund III (“PZC”) (each a “Fund” and, collectively, “PIMCO” or the “Funds”).

On December 3, 2018, Dryden issued a presentation on the Funds, a copy of which is attached hereto as Exhibit 99.1.